Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
The Calvert Fund:

We consent to the use of our report dated November 24, 2010, with respect to the financial statements of the Calvert Short-Term Government Fund and the Calvert Government Fund, each a series of The Calvert Fund, as of September 30, 2010, incorporated herein by reference and to the references to our firm under the heading “Financial Statements and Experts” in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 11, 2011